Exhibit 16.1

March 18, 2016

Grant Thornton LLP

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Cryo-Cell International, Inc.

File No. 0-23386

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Cryo-Cell International, Inc. dated March 15, 2016, and agree with the statements concerning our Firm contained therein.

Very Truly Yours,

/s/ Grant Thornton LLP